UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2008

Date of Report (date of earliest event reported)

Intraware, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-25249	68-0389976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No. )

25 Orinda Way

Orinda, California 94563

(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 253-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in the current report on Form 8-K filed by Intraware, Inc. (“Intraware”) with the Securities and Exchange Commission (the “SEC”) on December 10, 2008 and the definitive proxy statement on Schedule 14A filed by Intraware with the SEC on December 8, 2008 (the “Proxy Statement”) relating to a special meeting of stockholders of Intraware scheduled to be held on January 6, 2009 (the “Special Meeting”), a putative class action titled Mergens v. Jackson et al., Case No. C0802858 (the “Action”), was filed in the Superior Court of the State of California for the County of Contra Costa naming Intraware, Acresso Software Inc. (“Acresso”), Indians Merger Corp. and Intraware’s directors as defendants in connection with the proposed merger of a wholly-owned subsidiary of Acresso with and into Intraware. Among other things, the complaint includes claims relating to breaches of fiduciary duty by our directors and the disclosures provided to Intraware’s stockholders in the preliminary proxy statement filed with the SEC relating to the Special Meeting. The complaint seeks, among other things, class certification and certain forms of equitable relief, including enjoining the consummation of the merger and rescinding the merger if it is consummated prior to the entry to the court’s final judgment.

On December 23, 2008, Intraware and the other named defendants entered into a memorandum of understanding with plaintiff’s counsel regarding the settlement of the Action. In connection with the settlement, Intraware agreed to make certain additional disclosures to its stockholders, which are provided below. The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to Intraware’s stockholders and consummation of the merger. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the court, will resolve all of the claims that were or could have been brought in the Action, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith. In addition, in connection with the settlement and as provided in the memorandum of understanding, the parties contemplate that plaintiff’s counsel will seek an award of attorneys’ fees and expenses in the amount of up to $175,000 as part of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated. The settlement will not affect the amount of the merger consideration to be paid to Intraware’s stockholders in the merger. Intraware and the other named defendants vigorously deny all liability with respect to the facts and claims alleged in the Action, and specifically deny that any further supplemental disclosure was required under any applicable rule, statute, regulation or law. However, to avoid the risk of delaying or adversely affecting the merger and the related transactions, to minimize the expense of defending the Action, and to provide additional information to Intraware’s stockholders at a time and in a manner that would not cause any delay of the merger, Intraware and the other named defendants have agreed to the settlement described above. Intraware and the other named defendants further considered it desirable that the Action be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of litigation and to eliminate the risk of any delay to the closing of the merger.

The following information supplements the Proxy Statement and should be read in conjunction with the Proxy Statement.

Additional information regarding the selection of GCA Savvian as our financial advisor

We retained GCA Savvian to provide financial advisory services to us in connection with one or more possible strategic transactions. As disclosed in the Proxy Statement, GCA Savvian was selected by our board of directors based on GCA Savvian’s qualifications, expertise and reputation. As an independent investment banking firm with offices in Tokyo, San Francisco, Menlo Park, New York and Chicago, GCA Savvian has

an extensive global network that allows it to provide tailored solutions to meet its clients’ needs. The knowledge and experience of its managing directors engaged on this matter, Mark McInerney and Mark Greenbaum, and its director engaged on this matter, Curtis Smith, were also specifically considered. Mr. McInerney is a Managing Director in GCA Savvian’s San Francisco office, and has more than 21 years of investment banking experience. Mr. Greenbaum is also a Managing Director in GCA Savvian’s San Francisco office, and has over 13 years of experience providing mergers and acquisitions advice and professional services to technology companies. Mr. Smith is a Director in GCA Savvian’s San Francisco office, and has over 12 years of investment banking experience. In connection with our decision to retain GCA Savvian, our board of directors anticipated that Messrs. McInerney, Greenbaum and Smith could draw upon their deep experience in merger and acquisition transactions and the technology industry to initiate and pursue discussions with potential strategic partners for Intraware.

Additional information regarding GCA Savvian’s financial interest in the merger

As disclosed in the Proxy Statement, under the terms of GCA Savvian’s engagement, we have agreed to pay GCA Savvian a fee for its financial advisory services of approximately $1.25 million, substantially all of which is contingent upon the consummation of the merger (or another transaction). None of the $1.25 million fee was payable at the time GCA Savvian delivered its opinion as to the fairness, from a financial point of view, to the holders of our common stock, of the right to receive cash consideration of $4.00 per share as the merger consideration detailed in the Proxy Statement. Pursuant to our engagement letter, however, we have paid GCA Savvian an aggregate of $100,000 to date in the form of a retainer which will be credited against the $1.25 million fee described above. We have also agreed to reimburse GCA Savvian for approximately $15,000 of expenses reasonably incurred in performing its services, and to indemnify GCA Savvian for certain liabilities related to or arising out of its engagement.

Except as described above, GCA Savvian has had no other material relationships with us in the past three years. Further, GCA Savvian has not had any material relationships with Acresso or Thoma Bravo in the past three years. GCA Savvian and its affiliates are engaged in investment banking and financial advisory services, principal investment and other financial and non-financial activities and services for various persons and entities.

Additional information regarding the over 15 potential acquirers

Of the over 15 potential acquirers of our business contacted by GCA Savvian from June 2008 through August 2008, six were potential financial acquirers and 12 were potential strategic acquirers.

Additional information regarding our board of directors’ determination not to terminate the exclusivity period with Thoma Bravo

As disclosed in the Proxy Statement, on September 26, 2008, our board of directors held two special telephonic meetings to discuss the status of the negotiation of the merger agreement and whether to terminate the exclusivity period under the nonbinding letter of intent with Thoma Bravo. Our board of directors discussed a number of potential risks and benefits to permitting the exclusivity period to continue, including the status of negotiations with Thoma Bravo and Acresso, the status of Acresso’s due diligence review of Intraware, the status of negotiations with other potential strategic counterparties, the possible effects that terminating the exclusivity period would have on Thoma Bravo and Acresso’s willingness to continue negotiations, our board of directors’ fiduciary duties, other options available to Intraware and other relevant considerations. In light of these considerations, our board of directors ultimately decided not to terminate the exclusivity period at that time and to continue negotiations with Thoma Bravo and Acresso.

Important Additional Information

On December 8, 2008, Intraware filed the Proxy Statement with the SEC and shortly thereafter caused the Proxy Statement to be mailed to stockholders of record on November 10, 2008. Investors and security holders are advised to read the Proxy Statement and other materials filed by Intraware with the SEC because these materials will contain important additional information. Investors and security holders may obtain a free copy of the Proxy Statement and all other related materials filed by Intraware with the SEC (when they are filed and become available) free of charge at the SEC’s website at www.sec.gov or by contacting Intraware at 25 Orinda Way, Orinda, California 94563, (925) 253-4500. Free copies of the documents that we file with the SEC are also available on the Investors page of our corporate website at www.intraware.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this current report on Form 8-K, and is not incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2008	INTRAWARE, INC.

/s/ Wendy A. Nieto
Wendy A. Nieto
Chief Financial Officer